SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING DECEMBER 31, 1999
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1996-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables................$ 69,138,072.14
                                                                  --------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 7,894,757.02
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$  1,430,007.00
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$   416,666.67
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1996-A Certificates................................... $ 8,908,097.35
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1996-A  Certificates...................................$ 69,138,072.14
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1996-A Certificates.........................$         0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$          0.00
                                                                  --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 40,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  2,661,721.88
                                                                  --------------

         (ii) Class B Certificateholders.........................$    207,264.24
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    259,250.00
                                                        										--------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  2,661,721.88
                                                                  --------------

         (ii) Class B Certificateholders ........................$    207,264.24
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    259,250.00
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1996-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 12th day of JANUARY, 2000.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ DAVID M. BELK
                                      --------------------------------------
                                      Name:  David M. Belk
                                      Title: Senior Vice President